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    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 30, 1999


                                                      File No. 811-07773



                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM N-1A

                            REGISTRATION STATEMENT

                                    UNDER

                      THE INVESTMENT COMPANY ACT OF 1940


                               AMENDMENT NO. 4





                          INTERNATIONAL CURRENCY FUND
              (Exact Name of Registrant as Specified in Charter)


                              3435 Stelzer Road
                             Columbus, Ohio 43219
                    (Address of Principal Executive Offices)


      Registrant's Telephone Number, including Area Code: (614) 470-8000



                               Charles L. Booth
                         International Currency Fund
                              3435 Stelzer Road
                             Columbus, Ohio 43219
                   (Name and Address of Agent for Services)


                                 With a copy to:

                           Geoffrey R.T. Kenyon, Esq.
                         Goodwin, Procter & Hoar LLP
                                Exchange Place
                         Boston, Massachusetts 02109
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Dated April 30, 1999


                               EXPLANATORY NOTE


         This Registration Statement on Form N-1A (the "Registration Statement") has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. However, beneficial interests in the series of the Registrant are not being registered under the Securities Act of 1933, as amended (the "1933 Act"), because such interests will be issued solely in transactions that are exempt from registration under the 1933 Act. Investments in the Registrant's series may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. The Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in any series of the Registrant.


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                          INTERNATIONAL CURRENCY FUND


                                     PART A

THIS PART A DOES NOT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, ANY BENEFICIAL INTERESTS IN THE INTERNATIONAL CURRENCY FUND.


         Response to Items 1 through 3, 5, and 9 have been omitted pursuant to paragraph 4 of Instruction F of the General Instructions to Form N-1A.


ITEM 4            GENERAL DESCRIPTION OF REGISTRANT.


        International Currency Fund (the "Portfolio Trust") is an open-end management investment company which is a Delaware business trust, which is governed by the laws of the State of Delaware and was created on August 13, 1996. Beneficial interests in the Portfolio Trust are divided into separate sub-trusts or series, each having distinct investment objectives and policies, which are the U.S. Dollar Portfolio, the Pound Sterling Portfolio, the
Euro Portfolio and the Canadian Dollar Portfolio (the "Portfolios").
Beneficial interests in each Portfolio are issued solely in transactions that are exempt from registration under the Securities Act of 1933 (the "1933 Act"). Investments in the Portfolio Trust may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.


         The Portfolios' investment objectives are to seek to maintain a high level of liquidity, preserve capital and stability of principal expressed in the Portfolio's designated currency ("Designated Currency") and, consistent with those objectives, earn current income. The Portfolios will seek to achieve their investment objectives primarily through investing in a portfolio of high quality, short-term instruments denominated in the Portfolio's Designated Currency. Because of the uncertainty inherent in all investments, no assurance can be given that the Portfolio will achieve its investment objectives.

         The investment objectives of a Portfolio are not fundamental policy and may be changed upon notice to, but without the approval of, the Portfolio's investors. Investment policies which are not fundamental policies may be changed by the Trustees of the Portfolio Trust, without the approval of the Portfolios' investors. The Portfolios' investment policies are described further in Part B.

                      INVESTMENT POLICIES AND RESTRICTIONS

         Except as otherwise provided below, the Portfolios' investment policies are not "fundamental policies" within the meaning of the 1940 Act and may, therefore, be changed by the Portfolio Trust's Board of Trustees without a shareholder vote.


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         U.S. DOLLAR PORTFOLIO
         ---------------------


        The U.S. Dollar Portfolio's investment objective is to seek to maintain a high level of liquidity, to preserve capital and stability of principal expressed in U.S. Dollars and, consistent with those objectives, earn current income. The U.S. Dollar Portfolio will invest in securities issued or guaranteed as to principal and interest by the U.S. Government or its agencies or instrumentalities or by foreign governments or Supranational Organizations (such as the World Bank, the Inter-American Development Bank, the Asian Development Bank and the European Bank for Reconstruction and Development) as well as high-quality, short-term money market instruments such as bank certificates of deposit, bankers' acceptances, and such short-term corporate debt securities as commercial paper and master demand notes.



         The U.S. Dollar Portfolio invests only in U.S. dollar-denominated high quality securities as described in this paragraph. All of the U.S. Dollar Portfolio's assets will consist of government securities and "first tier" eligible securities as defined in Rule 2a-7 under the 1940 Act, which have been
(i) rated by at least two United States nationally recognized statistical rating organizations ("NRSRO"s), such as Standard & Poor's Corporation or Moody's Investors Service, Inc., in the highest rating category for short-term obligations (or so rated by one such organization if it alone has rated the security), (ii) issued by an issuer with comparable short-term obligations that are rated in the highest rating category, or (iii) if unrated, determined to be comparable to such securities.

         All securities in which the U.S. Dollar Portfolio invests have remaining maturities of thirteen months or less at the date of acquisition. The U.S. Dollar Portfolio also maintains a dollar-weighted average portfolio maturity of 60 days or less. The U.S. Dollar Portfolio follows these policies in seeking to maintain a constant net asset value of $1.00 per share, although there is no assurance it can do so on a continuing basis.


         The U.S. Dollar Portfolio may invest in U.S. dollar-denominated high quality corporate debt securities such as commercial paper and bonds and long-term unsecured debentures with remaining maturities of thirteen months or less. These investments may include, for example, obligations issued by U.S. and foreign corporations, Eurodollar bonds (which are U.S. dollar-denominated obligations of foreign issuers), and Yankee bonds (which are U.S. dollar-denominated bonds issued by foreign issuers in the U.S.). Under normal market conditions, the U.S. Dollar Portfolio will have more than 25% of its total assets invested in the obligations of issuers in the banking industry.



         Securities issued or guaranteed as to principal and interest by the U.S. Government or its agencies or instrumentalities in which the U.S. Dollar Portfolio may invest include direct obligations of the U.S. Treasury, including bills, bonds and notes; and obligations issued or guaranteed as to principal and interest by U.S. Government agencies or instrumentalities and supported by any of (i) the full faith and credit of the U.S. Treasury (e.g., Government National Mortgage Association participation certificates); (ii) the right of the issuer to borrow a limited amount from the U.S. Treasury (e.g., securities of the Farmers Home Administration); (iii) the discretionary authority of the U.S. Government to purchase certain obligations of the agency or instrumentality (e.g., securities of the Federal National Mortgage Association); or (iv) the credit of the agency or instrumentality (e.g., securities of a Federal Home Loan
Bank).

         POUND STERLING PORTFOLIO

         The Pound Sterling Portfolio's investment objective is to seek to maintain a high level of liquidity, to preserve capital and stability of principal expressed in Pounds Sterling and, consistent with those objectives, earn current income. The Pound Sterling Portfolio will invest in securities issued or guaranteed as to principal and interest by the United Kingdom ("U.K.") Government, local authorities, city corporations and county councils or their agencies or by non-U.K. governments or Supranational Organizations as well as high-quality,

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short-term money market instruments such as bank certificates of deposit, bankers' acceptances and such short-term corporate debt securities as commercial paper.


         The Pound Sterling Portfolio invests only in Pound Sterling-denominated high quality securities as described in this paragraph. The Pound Sterling Portfolio assets will consist of U.K. government securities and other securities, which have been (i) rated by at least two NRSROs in the highest rating category for short-term obligations (or so rated by one such organization if it alone has rated the security), (ii) issued by an issuer with comparable short-term obligations that are rated in the highest rating category, or (iii) if unrated, determined to be comparable to such securities.

         All securities in which the Pound Sterling Portfolio invests have remaining maturities of thirteen months or less at the date of acquisition. The Pound Sterling Portfolio also maintains a value-weighted average portfolio maturity of 60 days or less. The Pound Sterling Portfolio follows these policies in seeking to maintain a constant net asset value of (pound)1.00 per share, although there is no assurance it can do so on a continuing basis.

         The Pound Sterling Portfolio may invest in Pound Sterling-denominated high quality corporate debt securities such as commercial paper and bonds and long-term unsecured debentures with remaining maturities of thirteen months or less. Under normal market conditions, the Pound Sterling Portfolio will have more than 25% of its total assets invested in the obligations of issuers in the banking industry.


         EURO PORTFOLIO


         The Euro Portfolio's investment objective is to seek to maintain a high level of liquidity, to preserve capital and stability of principal expressed in Euros and, consistent with those objectives, earn current income. The Euro Portfolio will invest in Euro-denominated securities issued or guaranteed as to principal and interest by any government of a country participating in the European Monetary Union (the "EMU"), by its sub-divisions or their agencies or by non-EMU governments or Supranational Organizations, as well as high-quality, short-term Euro-denominated money market instruments such as bank certificates of deposit and such short-term corporate debt securities as commercial paper.

         The Euro Portfolio invests only in Euro-denominated high quality securities as described in this paragraph. The Euro Portfolio's assets will consist of the securities of EMU governments and other securities, which have been (i) rated by at least two NRSROs in the highest rating category for short-term obligations (or so rated by one such organization if it alone has rated the security), (ii) issued by an issuer with comparable short-term obligations that are rated in the highest rating category, or (iii) if unrated, determined to be comparable to such securities.

         All securities in which the Euro Portfolio invests have remaining maturities of thirteen months or less at the date of acquisition. The Euro Portfolio also maintains a value-weighted average portfolio maturity of 60 days or less. The Euro Portfolio follows these policies in seeking to maintain a constant net asset value of E1.00 per share, although there is no assurance it can do so on a continuing basis.

         The Euro Portfolio may invest in Euro-denominated high quality corporate debt securities such as commercial paper and bonds and long-term unsecured debentures with remaining maturities of thirteen months or less. Under normal market conditions, the Euro Portfolio will have more than 25% of its total assets invested in the obligations of issuers in the banking industry.



         CANADIAN DOLLAR PORTFOLIO

         The Canadian Dollar Portfolio's investment objective is to seek to maintain a high level of liquidity, to preserve capital and stability of principal expressed in Canadian Dollars and, consistent with those objectives, earn current income. The Canadian Dollar Portfolio will invest in securities issued or guaranteed as to principal and interest by the Canadian Government, the Provinces of Canada, or their agencies or by non-Canadian

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governments or Supranational Organizations as well as high-quality, short-term money market instruments such as bank certificates of deposit and such short-term corporate debt securities as commercial paper.


         The Canadian Dollar Portfolio invests only in Canadian Dollar-denominated high-quality securities as described in this paragraph. The Canadian Dollar Portfolio's assets will consist of Canadian government securities and other securities which have been (i) rated by at least two NRSROs in the highest rating category for short-term obligations (or so rated by one such organization if it alone has rated the security), (ii) issued by an issuer with comparable short-term obligations that are rated in the highest rating category by an NRSO, or (iii) if not rated by an NRSO, determined to be comparable to such securities. Presently many high quality Canadian Dollar-denominated securities are rated only by one or more Canadian rating organizations, rather than by the U.S. rating organizations which qualify as NRSROs. Accordingly, the Investment Adviser anticipates that many of the securities held by the Canadian Dollar Portfolio will be securities which are not rated by an NRSRO but are determined to be comparable to high quality NRSRO-rated securities. In making this determination the Investment Adviser may rely upon ratings given by one or more Canadian rating organizations.

         All securities in which the Canadian Dollar Portfolio invests have remaining maturities of thirteen months or less at the date of acquisition. The Canadian Dollar Portfolio also maintains a value-weighted average portfolio maturity of 60 days or less. The Canadian Dollar Portfolio follows these policies in seeking to maintain a constant net asset value of C$1.00 per share, although there is no assurance it can do so on a continuing basis.

         The Canadian Dollar Portfolio may invest in Canadian Dollar-denominated high quality corporate debt securities such as commercial paper and bonds and long-term unsecured debentures with remaining maturities of thirteen months or less. Under normal market conditions, the Canadian Dollar Portfolio will have more than 25% of its total assets invested in the obligations of issuers in the banking industry.




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OTHER SECURITIES AND RISKS - ALL PORTFOLIOS

Below are brief descriptions of other securities and practices in which the Portfolios may, invest or engage, along with their associated risks.

SECURITIES RATINGS

When securities are rated by one or more independent rating agencies, a Portfolio uses these ratings to determine credit quality. In cases where a security has received a rating from only one independent rating agency, a Portfolio may rely on that rating. If a security has received ratings from two or more rating agencies and at least two of the ratings are equivalent, a Portfolio may rely on the two equivalent ratings even if the other ratings are lower. In cases where a security's two highest ratings are in conflicting categories, a Portfolio must follow the lower rating. If a security is unrated, a Portfolio may assign it to a given category based on its own credit research.

FOREIGN INVESTMENTS

Foreign money market instruments have more risk than their domestic counterparts, in part because foreign markets can have higher political and economic risk and because reliable information about foreign issuers may be less available. In addition, it may be more difficult to purchase and sell securities in foreign markets because of differing settlement and custody practices and costs.

REPURCHASE AGREEMENTS

A Portfolio may buy securities with the understanding that the seller will buy them back with interest at a later date. If the seller is unable to honor its commitment to repurchase the securities, the Fund could lose money.

SYSTEMS-YEAR 2000

The services provided to a Portfolio and its shareholders by State Street Bank and Trust Company ("State Street" or the "Adviser"), each Portfolio's investment adviser, State Street Global Advisors United Kingdom Limited ("SSSAUK"), BISYS Fund Services Limited Partnership and other service providers depend on the smooth functioning of their computer systems and those of their own service providers. Many computer software systems in use today cannot distinguish the year 2000 from the year 1900 because of the way dates are encoded and calculated. This problem could have a negative impact on the handling of securities trades, payment of interest and dividends and pricing and account services, among other Fund operations. Although at this time there can be no assurance that no harm to the Fund will result, State Street, SSgAUK, BISYS and the Fund's other service providers have advised the Fund that they have been actively working on necessary changes to their computer systems in anticipation of the year 2000 and expect that their systems, and those of their service providers, will be prepared for the event. Making the necessary preparations, however, remains the responsibility of each service provider. The Fund itself does not expect to incur any material expense to address the year 2000 problem.



ITEM 6.  MANAGEMENT


INVESTMENT MANAGEMENT

State Street Bank and Trust Company (State Street), 225 Franklin Street, Boston, MA 02110, through its division State Street Global Advisors, serves as each Portfolio's investment manager. State Street has engaged State Street Global Advisors United Kingdom Limited (SSgAUK), 1 Canada Square, Canary Wharf, London E14 5AF, an indirect wholly owned subsidiary of State Street to be responsible for day-to-day management of each Portfolio's investment program. Each Portfolio pays an annual fee of .25% of its average daily net assets for the services provided by State Street and SSgAUK. State Street currently pays one-half of the fee it receives from each Portfolio to SSgAUK for acting as sub-adviser.

State Street is one of the largest providers of securities processing and recordkeeping services for US mutual funds and pension funds. State Street Global Advisors is the investment management business of State Street, a 200 year old pioneer and leader in the world of financial services. State Street Global Advisors is a wholly owned indirect subsidiary of State Street Corporation, a publicly held bank holding company. State Street, with over US$422 billion under management as of September 30, 1998, provides complete global investment management services from offices in the United States and worldwide.

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ITEM 7.  PURCHASE OF SECURITIES BEING OFFERED.


         There is no minimum initial or subsequent investment in the Portfolio. However, because the Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the yield on its assets, investments must be made in disbursable funds in the relevant Portfolio's Designated Currency (i.e., monies credited to the account of the Portfolio Trust's custodian bank by a designated bank.)

         The net asset value per share of each Portfolio, expressed in the relevant Designated Currency, is determined by dividing the value of the Portfolio's net assets (i.e., the value of its investments, including accrued but undistributed net investment income, less liabilities) by the total number of shares of the Portfolio outstanding. Such net asset values are determined once every Trust Business Day at 2:00 p.m. U.S. Eastern Time for the U.S. Dollar and Canadian Dollar Portfolios, 9:00 a.m. U.S. Eastern Time for the Pound Sterling Portfolio and 5:30 a.m. U.S. Eastern Time for the Deutschemark Portfolio. A "Portfolio Trust Business Day" is defined as any day on which the New York Stock Exchange (the "Exchange") is open for trading or banks in New York City are open for business from 9:00 a.m. to 5:00 p.m. U.S. Eastern Time ("Portfolio Trust Hours of Operation"). Thus, the Trust will be open for business every day except for Saturdays, Sundays and holidays which are observed by both the Exchange and New York City banks. The value of the investments held by each Portfolio is determined in its Designated Currency once every 24 hours during Portfolio Trust Hours of Operation. Each Portfolio seeks to maintain the following constant net asset value per share:

                      U.S. Dollar Portfolio                           U.S. $1.00
                      Pound Sterling Portfolio                       (pound)1.00
                      Euro Portfolio                                       E1.00
                      Canadian Dollar Portfolio                           C$1.00

        It is anticipated that each Portfolio's assets will utilize the amortized cost method of valuation. This method involves valuing an instrument at its cost and thereafter assuming a constant amortization or accretion to maturity of any premium or discount. However, when a Portfolio believes that use of amortized cost valuation may dilute or adversely affect its shareholders, the Fund may take appropriate action to eliminate or reduce the extent of any dilution or unfairness.




                                      10

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        Ownership of interests in the Portfolio Trust will be reflected by book-entry, and certificates for shares will not be issued. Investment in the Portfolio Trust is not recommended for any investors who require a stock certificate to evidence their shares.


        Purchases of shares of a Portfolio will be effected on Portfolio Trust Business Days in accordance with the procedures set forth below and only when the wire system designated for use in transmitting money to the relevant Portfolio permits the timely transmission of funds that are immediately available to the Portfolio Trust for investment purposes ("Disbursable Funds"). Additionally, on days when the relevant trading market and/or the Portfolio Trust's Custodian close early due to a partial holiday or otherwise, the Portfolio Trust reserves the right to advance the times at which purchase and redemption orders must be received.


         o Purchase orders for shares of the U.S. Dollar Portfolio received prior to 11 a.m. U.S. Eastern Time on a Portfolio Trust Business Day will settle on that same day (or the next New York Banking Day (as defined below) if such Portfolio Trust Business Day is not a New York Banking Day).

         o Purchase orders for shares of the Canadian Dollar Portfolio received prior to 11 a.m. U.S. Eastern Time on a Portfolio Trust Business Day will settle on the same day (or the next Toronto Banking Day (as defined below) if such Portfolio Trust Business Day is not a Toronto Banking Day).

         o Purchase orders for shares of the Pound Sterling Portfolio received prior to 5 p.m. U.S. Eastern Time on a Portfolio Trust Business Day will settle on the following London Banking Day (as defined below).


         o Purchase orders for shares of the Euro Portfolio received prior to 5 p.m. U.S. Eastern Time on a Portfolio Trust Business Day will settle on the following Paris/Frankfurt Banking Day (as defined below provided however that if such a Portfolio Trust Business Day is not a Paris/Frankfurt Banking Day, the purchase order will settle on its second following Frankfurt Banking Day).


        If a purchase order is not received prior to the applicable time listed above, such purchase order shall be deemed to have been received on the next following Portfolio Trust Business Day. Investors will be entitled to any dividends declared or income earned on the day when their purchase orders are processed, provided that Disbursable Funds are received in the relevant Portfolio's Designated Currency in the appropriate bank account (details of which are set out on the Application Agreement) by the close of business on that same day. If Disbursable Funds, with respect to any purchase order, are not received by this time by the Portfolio Trust, the Portfolio Trust reserves the right, in its sole discretion, (a) to accept the order and assess interest on the overdue payment, or (b) to cancel the order, and to hold the purchaser responsible for any loss and other costs incurred by the Portfolio Trust.


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        Under the anticipated method of operation of the Portfolios, it is expected that each Portfolio will not be subject to any U.S. federal or state income tax. However, any investor in the Portfolios that is subject to U.S. tax will take into account its share (as determined in accordance with the governing instruments of the relevant Portfolio) of that Portfolio's ordinary income and capital gain in determining its income tax liability, if any. The determination of such share will be made in accordance with the Internal Revenue Code.

        It is intended that each Portfolio's assets, income and distributions will be managed in such a way that an investor in any Portfolio will be able to satisfy the requirements of Subchapter M of the Internal Revenue Code, assuming that the investor invested all of its investment securities (as such phrase is used in the 1940 Act) in the relevant Portfolio.


        A "New York Banking Day" is every day except Saturdays, Sundays and holidays observed by New York City banks.

        A "London Banking Day" is every day except Saturdays, Sundays and holidays observed by London banks.

        A "Paris/Frankfurt Banking Day" is every day except Saturdays, Sundays and holidays observed by banks in either city.

        A "Toronto Banking Day" is every day except Saturdays, Sundays and holidays observed by Toronto banks.

REDEMPTION.


        Redemptions of shares of a Portfolio will be effected on Portfolio Trust Business Days in accordance with the procedures set out below, and only when the wire system designated for use in transmitting money from the relevant Portfolio permits the timely transmission of redemption proceeds. Additionally, as for purchases of shares, the Portfolio Trust reserves the right to advance the times at which purchase and redemption orders must be received (see section headed "Purchases Of Securities Being Offered" above).

         o Redemption requests for shares of the U.S. Dollar Portfolio received prior to 11 a.m. U.S. Eastern Time on a Portfolio Trust Business Day will settle on that same day (or the next New York Banking Day if such Portfolio Trust Business Day is not a New York Banking Day).

         o Redemption requests for shares of the Canadian Dollar Portfolio received prior to 11 a.m. U.S. Eastern Time on a Portfolio Trust Business Day settle on that same day (or the next Toronto Banking Day if such Portfolio Trust Business Day is not a Toronto Banking Day).

         o Redemption requests for shares of the Pound Sterling Portfolio received prior to 5 p.m. U.S. Eastern Time on a Portfolio Trust Business Day will settle on the following London
                  Banking Day.

         o Redemption requests for shares of the Euro Portfolio received prior to 5 p.m. U.S. Eastern Time on a Portfolio Trust Business Day will settle on the following Paris/Frankfurt Banking Day provided, however, that if such a Portfolio Trust Business Day is not a Paris/Frankfurt Banking Day , the redemption request will settle on the second following Frankfurt Banking Day.



        If a redemption request is not received prior to the applicable time listed above, such request shall be deemed to have been received on the next following Portfolio Trust Business Day. Shareholders shall be entitled to any dividends declared or income earned up to and including the day before the day on which the redemption request is scheduled to be settle.


        If the Investment Adviser believes that market conditions exist which preclude the Portfolio Trust from making prompt payment in a Portfolio's Designated Currency, the Portfolio Trust can elect to take up to seven days to pay redemption proceeds or to pay redemption proceeds wholly or partly in readily marketable portfolio securities. The Portfolio Trust is obligated to effect a redemption in currency without regard to market conditions if requested by a shareholder redeeming no more than either $250,000 (or in the applicable Designated Currency equivalent thereof ) or 1% of a Portfolio's net assets during any 90-day period.


         Except as provided below, all redemptions in currency will be are made by wire transfer on the settlement day in the Designated Currency of the Portfolio whose shares are being redeemed through a recognized electronic funds transfer system which handles such designated covering. A charge of $20 (or the equivalent in the relevant Portfolio's Designated Currency) against the shareholder's account will be imposed for each wire redemption. Banks receiving redemption proceeds by wire may also impose a charge for doing so.


        If a redemption request does not meet the minimum amount and other requirements for sending currency through the electronic funds transfer system employed by the Portfolio, redemption proceeds will be paid by check sent by mail. Each shareholder may pre-designate one bank account per Portfolio to which redemption proceeds can be directed.


        When redemption proceeds are paid in portfolio securities, brokerage costs may be incurred by the investor in converting the securities to currency. For further information concerning redemptions in portfolio securities, shareholders should telephone the Administrator. Redemption in portfolio securities will be made by delivery to the shareholder, or to another party at the shareholder's direction, of portfolio securities (together with a cash payment in the Portfolio's Designated Currency equal to the value and in lieu of any fractional securities required to be delivered) with a value determined at the time the redemption is made to equal the aggregate net asset value of the Portfolio shares being redeemed next determined following receipt of the redemption request.

        To the extent permitted by applicable law, the right of redemption with respect to a Portfolio may be suspended or the date of payment postponed for more than seven days when trading in the markets in which the Portfolio's securities are traded is restricted or for a period during which an emergency exists as a result of which disposal by the Portfolio of its securities is not reasonably practicable or it is not reasonably practicable for the Portfolio fairly to determine the value of its assets. In addition, the right of redemption may be suspended or the date of payment postponed for such other periods as the SEC by order may permit to protect the Portfolio Trust's shareholders.


ITEM 8.  DISTRIBUTION ARRANGEMENTS

         Beneficial interests in the Portfolios are issued solely in transactions that are exempt from registration under the 1933 Act. See "General Description of Registrant" above.

         An investment in the Portfolios may be made without a sales load by certain eligible investors. All investments are made at the net asset value next determined after an order and payment for the investment is received by the Portfolio Trust or its agent by the designated cutoff time for each investor.


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Dated April 30, 1999


                          INTERNATIONAL CURRENCY FUND



                                     PART B

ITEM 10.  COVER PAGE.


This Part B expands upon and supplements the information contained in Part A of the International Currency Fund (the "Portfolio Trust") of which there are four separate investment series: the U.S. Dollar Portfolio, the Pound Sterling Portfolio, the Euro Portfolio and the Canadian Dollar Portfolio. This
Part B should be read in conjunction with such Part A.

NEITHER PART A NOR THIS PART B CONSTITUTES AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, ANY BENEFICIAL INTERESTS IN THE INTERNATIONAL CURRENCY FUND.

TABLE OF CONTENTS                                                       PAGE

         HISTORY..........................................................1
         DESCRIPTION OF THE PORTFOLIOS AND THEIR INVESTMENTS
                 AND RISKS................................................2
         MANAGEMENT OF THE FUND..........................................10
         CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.............11
         INVESTMENT ADVISORY AND OTHER SERVICES..........................12
         BROKERAGE ALLOCATION AND OTHER PRACTICES........................13
         CAPITAL STOCK AND OTHER SECURITIES..............................14
         PURCHASE, REDEMPTION AND PRICING OF SHARES......................14
         TAXATION OF THE PORTFOLIOS......................................16
         UNDERWRITERS....................................................16
         CALCULATION OF PERFORMANCE DATA.................................16
         FINANCIAL STATEMENTS............................................16


ITEM 11.  HISTORY.

          The Portfolios are series of the Portfolio Trust, which is an open-end management investment company under the 1940 Act. The Portfolio Trust was organized as a Delaware business trust under the laws of the State of Delaware on August 13, 1996.

ITEM 12.  DESCRIPTION OF THE PORTFOLIOS AND THEIR INVESTMENTS AND RISKS


         Part A contains additional information about the investment objectives and policies of the Portfolios. This Part B should be read only in conjunction with Part A. This section contains supplemental information concerning the types of securities and other instruments in which the Portfolios may invest, the investment policies and portfolio strategies that the Portfolios may utilize and certain risks attendant to those investments, policies and strategies.


Euro Portfolio

         The Euro Portfolio's investment objective is to maximize current income, to the extent consistent with the preservation of capital and liquidity and the maintenance of a stable E1.00 per share net asset value. The Euro Portfolio will invest in Euro-denominated securities issued or guaranteed as to principal and interest by any government of a country participating in the European Monetary Union (the "EMU"), by its sub-divisions or their agencies or by non-EMU governments or Supranational Organizations, as well as high-quality, short-term Euro-denominated money market instruments such as bank certificates of deposit and such short-term corporate debt securities as commercial paper.

         The Euro Portfolio invests only in Euro-denominated high quality securities as described in this paragraph. The Euro Portfolio's assets will consist of the securities of EMU governments and other securities, which have been (i) rated by at least two nationally recognized statistical rating organizations ("NRSROs") in the highest rating category for short-term obligations (or so rated by one such organization if it alone has rated the security), (ii) issued by an issuer with comparable short-term obligations that are rated in the highest rating category, or (iii) if unrated, determined to be comparable to such securities.


         All securities in which the Euro Portfolio invests have remaining maturities of thirteen months or less at the date of acquisition. The Euro Portfolio also maintains a value-weighted average portfolio maturity of 60 days or less. The Euro Portfolio follows these policies in seeking to maintain a constant net asset value of E1.00 per share, although there is no assurance it can do so on a continuing basis.

         The Euro Portfolio may invest in Euro-denominated high quality corporate debt securities such as commercial paper and bonds and long-term unsecured debentures with remaining maturities of thirteen months or less. Under normal market conditions, the Euro Portfolio will have more than 25% of its total assets invested in the obligations of issuers in the banking industry. See "Additional Information Concerning Certain Investment Techniques for all Portfolios--Concentration in Obligations of Qualifying Banks."

U.S. Dollar Portfolio

         The U.S. Dollar Portfolio's investment objective is to seek to maintain a high level of liquidity, to preserve capital and stability of principal expressed in U.S. Dollars and, consistent with those objectives, to earn current income. The U.S. Dollar Portfolio will invest in U.S. Dollar-denominated securities issued or guaranteed as to principal and interest by the U.S. Government or its agencies or instrumentalities or by foreign governments or Supranational Organizations (such as the World Bank, the Inter-American Development Bank, the Asian Development Bank and the European Bank for Reconstruction and Development) as well as high-quality, short-term U.S. Dollar-denominated money market instruments such as bank certificates of deposit, bankers' acceptances, and such short-term corporate debt securities as commercial paper, and master demand notes.

         The U.S. Dollar Portfolio invests only in U.S. dollar-denominated high quality securities as described in this paragraph. All of the U.S. Dollar Portfolio's assets will consist of United States government securities, and other "first tier" eligible securities as defined in Rule 2a-7 under the 1940 Act which have been (i) rated by at least two United States NRSROs, such as Standard & Poor's Corporation or Moody's Investors Service, Inc., in the highest rating category for short-term obligations (or so rated by one such organization if it alone has rated the security), (ii) issued by an issuer with comparable short-term obligations that are rated in the highest rating category, or (iii) of unrated, determined to be comparable to such securities.

         All securities in which the U.S. Dollar Portfolio invests have remaining maturities of thirteen months or less at the date of acquisition. The U.S. Dollar Portfolio also maintains a value-weighted average portfolio maturity of 60 days or less. The U.S. Dollar Portfolio follows these policies in seeking to maintain a constant net asset value of US$1.00 per share, although there is no assurance it can do so on a continuing basis.

         The U.S. Dollar Portfolio may invest in U.S. dollar-denominated high quality corporate debt securities such as commercial paper and bonds and long-term unsecured debentures with remaining maturities of thirteen months or less. These investments may include, for example, obligations issued by U.S. and foreign corporations, Eurodollar bonds (which are U.S. dollar-denominated obligations of foreign issuers), and Yankee bonds (which are U.S. dollar-denominated bonds issued by foreign issuers in the U.S.). Under normal market conditions, the U.S. Dollar Portfolio will have more than 25% of its total assets invested in the obligations of issuers in the banking industry. See "Additional Information Concerning Certain Investment Techniques for all Portfolios--Concentration in Obligations of Qualifying Banks." For further information concerning debt securities ratings and permissible money market investments of the U.S. Dollar Portfolio, see "Money Market Instruments" below.

         Securities issued or guaranteed as to principal and interest by the U.S. Government or its agencies or instrumentalities in which the U.S. Dollar Portfolio may invest include direct obligations of the U.S. Treasury, including bills, bonds and notes; and obligations issued or guaranteed as to principal and interest by U.S. Government agencies or instrumentalities and supported by any of (i) the full faith and credit of the U.S. Treasury (e.g., Government National Mortgage Association participation certificates); (ii) the right of the issuer to borrow a limited amount from the U.S. Treasury (e.g., securities of the Farmers Home Administration); (iii) the discretionary authority of the U.S. Government to purchase certain obligations of the agency or instrumentality (e.g., securities of the Federal National Mortgage Association); or (iv) the credit of the agency or instrumentality (e.g., securities of a Federal Home Loan
Bank).

Canadian Dollar Portfolio

         The Canadian Dollar Portfolio's investment objective is to seek to maintain a high level of liquidity, to preserve capital and stability of principal expressed in Canadian Dollars and, consistent with those objectives, to earn current income. The Canadian Dollar Portfolio will invest in Canadian dollar-denominated securities issued or guaranteed as to principal and interest by the Canadian Government, the Provinces of Canada, or their agencies or by non-Canadian governments or Supranational Organizations as well as high-quality, short-term Canadian dollar-denominated money market instruments such as bank certificates of deposit and such short-term corporate debt securities, as commercial paper and master demand notes.

         The Canadian Dollar Portfolio invests only in Canadian Dollar-denominated high-quality securities as described in this paragraph. The Canadian Dollar Portfolio's assets will consist of Canadian government securities and other securities which have been (i) rated by at least two NRSROs in the highest rating category for short-term obligations (or so rated by one such organization if it alone has rated the security), (ii) issued by an issuer with comparable short-term obligations that are rated in the highest rating category by an NRSRO, or (iii) if not rated by an NRSRO, determined to be comparable to such securities. Presently many high-quality Canadian Dollar-denominated securities are rated only by one or more Canadian rating organizations, rather than by the U.S. rating organizations which qualify as NRSROS. Accordingly, the Adviser anticipates that many of the securities held by the Canadian Dollar Portfolio will be securities which are not rated by an NRSRO but are determined to be comparable to high-quality NRSRO-rated securities. In making this determination the Adviser may rely upon ratings given by one or more Canadian rating organizations.

         All securities in which the Canadian Dollar Portfolio invests have remaining maturities of thirteen months or less at the date of acquisition. The Canadian Dollar Portfolio also maintains a value-weighted average portfolio maturity of 60 days or less. The Canadian Dollar Portfolio follows these policies in seeking to maintain a constant net asset value of C$1.00 per share, although there is no assurance it can do so on a continuing basis.

         The Canadian Dollar Portfolio may invest in Canadian Dollar denominated high quality corporate debt securities such as commercial paper and bonds and long-term unsecured debentures with remaining maturities of thirteen months or less. Under normal market conditions, the Canadian Dollar Portfolio will have more than 25% of its total assets invested in the obligations of issuers in the banking industry. See "Additional Information Concerning Certain Investment Techniques for all Portfolios--Concentration in Obligations of Qualifying Banks."

Pound Sterling Portfolio

         The Pound Sterling Fund is not currently offered to the public.

         The Pound Sterling Portfolio's investment objective is to seek to maintain a high level of liquidity, to preserve capital and stability of principal expressed in Pounds Sterling and, consistent with those objectives, to earn current income. The Pound Sterling Portfolio will invest in Pound Sterling-denominated securities issued or guaranteed as to principal and interest by the United Kingdom ("U.K.") Government, local authorities, city corporations and county councils or their agencies or by non-U.K. governments or Supranational Organizations as well as high-quality, short-term Pound Sterling-denominated money market instruments such as bank certificates of deposit, bankers' acceptances and such short-term corporate debt securities as commercial paper.

         The Pound Sterling Portfolio invests only in Pound Sterling-denominated high quality securities as described in this paragraph. The Pound Sterling Portfolio assets will consist of U.K. government securities and other securities, which have been (i) rated by at least two NRSROs in the highest rating category for short-term obligations (or so rated by one such organization if it alone has rated the security), (ii) issued by an issuer with comparable short-term obligations that are rated in the highest rating category, or (iii) if unrated, determined to be comparable to such securities.

         All securities in which the Pound Sterling Portfolio invests have remaining maturities of thirteen months or less at the date of acquisition. The Sterling Portfolio also maintains a value-weighted average portfolio maturity of 60 days or less. The Pound Sterling Portfolio follows these policies in seeking to maintain a constant net asset value of (pound)l.00 per share, although there is no assurance it can do so on a continuing basis.

         The Pound Sterling Portfolio may invest in Pound Sterling-denominated high quality corporate debt securities such as commercial paper and bonds and long-term unsecured debentures with remaining maturities of thirteen months or less. Under normal market conditions, the Pound Sterling Portfolio will have more than 25% of its total assets invested in the obligations of issuers in the banking industry. See "Additional Information Concerning Certain Investment Techniques for all Portfolios--Concentration in Obligations of Qualifying Banks."


         All of the Portfolios' fundamental investment restrictions are set forth below. These fundamental investment restrictions may not be changed except by the affirmative vote of a majority of the Portfolios outstanding voting securities as defined in the Investment Company Act of 1940, as amended (the "1940 Act"). Under the 1940 Act, a "vote of the majority of the outstanding voting securities" means the vote, at the annual or a special meeting of security holders duly called, (i) of 67% or more of the voting securities present at the meeting if the holders of more than 50% of the outstanding voting securities are present or represented by proxy or (ii) of more than 50% of the outstanding voting securities, whichever is less. Under these restrictions, it is the policy of each Portfolio:

         (1) not to invest in a security if the transaction would result in the Portfolio owning more than 10% of any class of voting securities of an issuer;

         (2) not to issue senior securities, except that the Portfolio may borrow money in accordance with Restriction 10 below;

         (3) not to underwrite or participate in the marketing of securities of other issuers;

         (4)      not to purchase or sell real estate in fee simple;

         (5)      not to invest in commodities or commodity contracts;

         (6) not to make loans except that the Portfolio may purchase bonds, debentures, notes and similar debt obligations, including money market instruments, directly from the issuer thereof or in the open market and may engage in repurchase transactions;

         (7)      not to conduct arbitrage transactions;

         (8) not to invest in interests in oil, gas or other mineral exploration or development programs (provided that the Portfolio may invest in securities which are based, directly or indirectly, on the credit of companies which invest in or sponsor such programs);

         (9) not to make any investment which would cause more than 25% of the value of such Portfolio's total assets to be invested in securities of nongovernmental issuers principally engaged in any one industry, except that under normal market conditions each Portfolio will invest more than 25% of its total assets in obligations of Qualifying Banks (as defined in Part A) and further provided that in the event that the diversification requirements of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code") are revised so as to permit one or more of the Portfolios to invest more than 25% of its total assets in government obligations of the country that issues the relevant Fund's Designated Currency, then each such Portfolio will under normal market conditions invest more than 25% of its total assets in such obligations;

         (10) not to borrow money except in connection with redemptions or for temporary and emergency purposes and then not in an amount in excess of 20% of the value of its net assets, provided that additional investments will be suspended during any period when borrowings exceed 5% of the Portfolio's total assets; and

         (11) not to purchase securities on margin, make a short sale of any securities or purchase or deal in puts, calls, straddles or spreads with respect to any security, except that the Portfolio may acquire puts in connection with enhancing the liquidity of its securities.

         The following investment restrictions may be changed by vote of a majority of the Trustees of the Portfolio Trust. Under these restrictions, it is the policy of each Portfolio:

         (1) not to hypothecate, mortgage or pledge any of its assets except as may be necessary in connection with permitted borrowings;

         (2) not to purchase a security issued by another investment company if, immediately after such purchase, the Portfolio would own, in the aggregate, (i) more than 3% of the total outstanding voting stock of such other investment company;
                  (ii) securities issued by such other investment company having an aggregate value in excess of 5% of the value of the Portfolio's total assets; or (iii) securities issued by such other investment company and all other investment companies (other than treasury stock of the Portfolio) having an aggregate value in excess of 10% of the value of the Portfolio's total assets; provided, however, that the Portfolio may purchase investment company securities without limit for the purpose of completing a merger, consolidation or other acquisition of assets;

         (3) not to invest in companies for the purpose of exercising control over their management;



         (4) not invest more than 5% of the value of its total assets in any issuer (other than repurchase agreements and Designated Government Securities (defined as (a) any security issued or guaranteed by (i) in the case of the Euro Portfolio, the government of any country that participates in the European Monetary Union (provided that the applicable government, as to its Euro-denominated short-term obligations, has a First Tier rating from the Requisite NRSROs (as defined in SEC Rule 2a-7) and that in all other respects such securities are of sufficient credit quality to qualify as First Tier Securities); (ii) in the case of the U.S. Dollar Portfolio, the U.S. federal government, (iii) in the case of the Canadian Dollar Portfolio, the Canadian federal government, and (iv) in the case of the Pound Sterling Portfolio, the U.K. government, and (b) any security issued or guaranteed by a person controlled or supervised by and acting as an instrumentality of such government pursuant to authority granted by the appropriate legislative or executive body in such countries if, in each case, such Portfolio's investment adviser shall have determined that such security has a creditworthiness substantially equivalent to that of a direct obligation of the applicable government; or (c) any certificate of deposit for any of the foregoing); and


         (5) not to invest more than 25% of its total assets in repurchase agreements with any one counterparty.

                            MONEY MARKET INSTRUMENTS

         U.S. Dollar Portfolio
         ---------------------

         The following describes further the money market instruments in which the U.S. Dollar Portfolio will invest and is provided as a supplement to the discussion appearing in the Prospectus.

Short-Term Corporate Debt Instruments

         Short-term corporate debt instruments include commercial paper (i.e., short-term, unsecured promissory notes) issued by corporations (including bank holding companies) to finance short-term credit needs. Commercial paper is usually sold on a discounted basis and has a maturity at the time of issuance not exceeding nine months.

         Short-term corporate debt instruments also include master demand notes. Master demand notes are obligations of companies that permit an investor to invest fluctuating amounts at varying rates of interest pursuant to arrangements between the investor, as lender, and the companies, as borrowers. The U.S. Dollar Portfolio will have the right, at any time, to increase the amount lent up to the full amount provided by a note. Because the U.S. Dollar Portfolio may also decrease the amount lent at any time, such instruments are highly liquid and in effect have a maturity of one business day. The borrower will have the right, at any time, to prepay up to the full amount of the amount borrowed without penalty. Because the notes are direct lending obligations between the U.S. Dollar Portfolio and the borrowers, they are generally not traded and there is no secondary market. Consequently, the U.S. Dollar Portfolio's ability to receive repayment will depend upon the borrower's ability to pay principal and interest on the U.S. Dollar Portfolio's demand. The U.S. Dollar Portfolio will invest only in notes that either have the ratings described below for commercial paper or (because notes are not typically rated by credit rating agencies) unrated notes that are issued by companies having the ratings described below for issuers of commercial paper. The Fund does not expect that the notes will be backed by bank letters of credit. The Investment Adviser will monitor the value of the U.S. Dollar Portfolio's investments in commercial paper and master demand notes, taking into account such factors as the issuer's earning power, cash flow and other liquidity ratios.

         Commercial paper investments at the time of purchase will be rated in the highest rating category by an NRSRO, such as A-1 by Standard & Poor's Corporation ("S&P") or Prime-1 by Moody's Investors Service, Inc. ("Moody's"), or, if not rated, issued by companies having an outstanding debt issue rated at least AA by S&P or Aa by Moody's or equivalent or determined to be of comparable quality. See "Information about Securities Ratings of NRSROs" below for further information.

         Under certain limited circumstances, the U.S. Dollar Portfolio may invest in nonconvertible corporate debt securities (e.g., bonds and debentures which may be issued by U.S. or non-U.S. corporations) with no more than thirteen months remaining either to the date of maturity or the date on which, under the indenture governing the security, it may be sold back to the issuer thereof for payment of principal and accrued interest. Corporate debt securities with a remaining maturity of thirteen months or less are liquid (and tend to become more liquid as their maturities lessen) and are traded as money market securities. Such securities also tend to have considerably less market value fluctuation than longer term issues.

         Corporate debt and other securities in which the U.S. Dollar Portfolio invests must be U.S. dollar-denominated Eligible Securities (as defined in Rule 2a-7 under the 1940 Act) that are determined to present minimal credit risks. In general, under Rule 2a-7, the term "Eligible Securities" is limited to:

         (i) securities with remaining maturities of 13 months or less that are rated (or have been issued by an issuer that is rated with respect to a class of short-term debt obligations, or any securities within that class, that are comparable in priority and security with the relevant security) by the requisite number (i.e., two, if two organizations have issued ratings and one if only one has issued a rating) of NRSROs in one of the two highest rating categories for short-term debt obligations (within which there may be sub-categories or gradations indicating relative standing), or

         (ii) securities that at the time of issuance were long-term securities (i.e., that had remaining maturities greater than 397 calendar days) but that now have remaining maturities of 397 calendar days or less and which were issued by an issuer that has received from the requisite NRSROs a rating, with respect to a class of short-term debt obligations (or any security within that class) that is comparable in priority and security with the relevant security, in one of the two highest rating categories for short-term debt obligations (within which there may be sub-categories or gradations indicating relative standing), or

         (iii) securities which are "unrated" (as defined in Rule 2a-7) but determined to be of comparable quality to the foregoing by the Portfolio Trust's Board of Trustees or the Investment Adviser under their supervision (provided that a security that at the time of issuance was a long-term security but that has a remaining maturity of 397 calendar days less and that is an "unrated" security is not an "Eligible Security" if the security has a long-term rating from any NRSRO that is not within the NRSRO's three highest categories (within which there may be sub-categories or gradations indicating relative standing)).

         As indicated in the Prospectus, the U.S. Dollar Portfolio will further limit its investments to Eligible Securities that are government securities and "first tier" Eligible Securities as defined in Rule 2a-7 under the 1940 Act.

Bank Money Investments

         Bank money investments include but are not limited to certificates of deposit, bankers' acceptances and time deposits. Certificates of deposit are generally short-term (i.e., less than one year), interest-bearing negotiable certificates issued by commercial banks or savings and loan associations against funds deposited in the issuing institution. A banker's acceptance is a time draft drawn on a commercial bank by a borrower, usually in connection with an international commercial transaction (to finance the import, export, transfer or storage of goods). A banker's acceptance may be obtained from a domestic or foreign bank including a U.S. branch or agency of a foreign bank. The borrower is liable for payment as well as the bank, which unconditionally guarantees to pay the draft at its face amount on the maturity date. Most acceptances have maturities of six months or less and are traded in secondary markets prior to maturity. Time deposits are nontransferable deposits made for a fixed period of time at a stated interest rate. The U.S. Dollar Portfolio will not invest in any bank money investment unless the investment is issued by a U.S. bank that is a member of the Federal Deposit Insurance Corporation ("FDIC"), including any foreign branch thereof, a U.S. branch or agency of a "foreign bank", as defined under Rule 3a-6 of the 1940 Act, a foreign branch of a foreign bank, or a savings bank or savings and loan association that is a member of the FDIC and which at the date of investment has capital, surplus and undivided profits (as of the date of its most recently published financial statements) in excess of $100 million or the equivalent in the relevant Portfolio's Designated Currency (a "Qualifying Bank").

         U.S. branches and agencies of foreign banks are offices of foreign banks and are not separately incorporated entities. They are chartered and regulated either federally or under state law. U.S. federal branches or agencies of foreign banks are chartered and regulated by the Comptroller of the Currency, while state branches and agencies are chartered and regulated by authorities of the respective states or the District of Columbia. U.S. branches of foreign banks may accept deposits and thus are eligible for FDIC insurance; however, not all such branches elect to obtain FDIC insurance. Unlike U.S. branches of foreign banks, U.S. agencies of foreign banks may not accept deposits and thus are not eligible for FDIC insurance. Both branches and agencies can maintain credit balances, which are funds received by the office incidental to or arising out of the exercise of their banking powers and can exercise other commercial functions, such as lending activities.


U.S. Government Securities

         U.S. Government securities consist of various types of marketable securities issued by the U.S. Treasury, i.e., bills, notes and bonds. Such securities are direct obligations of the U.S. Government and differ mainly in the lengths of their maturities. Treasury bills, the most frequently issued marketable government security, have a maturity of up to one year and are issued on a discount basis.

Government Agency Securities

         Government agency securities consist of fixed income securities issued or guaranteed by agencies and instrumentalities of the U.S. Government, including the various types of instruments currently outstanding or which may be offered in the future. Agencies and instrumentalities include, among others, the Federal Housing Administration, Government National Mortgage Association ("GNMA"), Federal National Mortgage Association, Farmers Home Administration, Export-Import Bank of the U.S., Federal Maritime Administration, General Services Administration and Tennessee Valley Authority. Instrumentalities include, for example, the Central Bank for Cooperatives, Federal Home Loan Banks, Federal Farm Credit Banks, Student Loan Marketing Association, Federal Home Loan Mortgage Corporation, Federal Intermediate Credit Banks, Federal Land Banks and the U.S. Postal Service. The U.S. Dollar Portfolio will purchase such securities only so long as they are backed by any of (i) the full faith and credit of the U.S. Treasury (e.g., U.S. Treasury bills, bonds and notes and GNMA participation certificates), (ii) the right of the issuer to borrow a limited amount from the U.S. Treasury (e.g., securities of the Farmers Home Administration), (iii) the discretionary authority of the U.S. Government to purchase certain obligations of the agency or instrumentality (e.g., securities of the Federal National Mortgage Association) or (iv) the credit of the agency or instrumentality (e.g., securities of a Federal Home Loan Bank).

Custodial Receipts

         The U.S. Portfolio may acquire, subject to the limitations described herein, custodial receipts that evidence ownership of future interest payments, principal payments or both on certain U.S. Treasury notes or bonds in connection with programs sponsored by banks and brokerage firms. Such notes and bonds are held in custody by a bank on behalf of the owners of the receipts. These custodial receipts are known by various names, including "Treasury Receipts" ("TRs"), "Treasury Investment Growth Receipts" ("TIGRs") and "Certificates of Accrual on Treasury Securities" (CATS"), and may not be treated as U.S. Government securities.


                        ADDITIONAL INFORMATION CONCERNING
                CERTAIN INVESTMENT TECHNIQUES FOR ALL PORTFOLIOS

         Each Portfolio may invest in the securities or utilize the investment techniques listed in this section:

Repurchase Agreements

         A repurchase agreement is an agreement under which a Portfolio acquires money market instruments (generally government securities, bankers' acceptances or certificates of deposit) from a commercial bank, broker or dealer, subject to resale to the seller at an agreed-upon price and date (normally the next business day). The resale price reflects an agreed-upon interest rate effective for the period the instruments are held by a Portfolio and is unrelated to the interest rate on the instruments. The instruments acquired by a Portfolio (including accrued interest) must have an aggregate market value in excess of the resale price and will be held by the Custodian for such Portfolio until they are repurchased. The Trustees of the Portfolio Trust will monitor the standards which the Investment Adviser will use in reviewing the creditworthiness of any party to a repurchase agreement with any of the Portfolios.

         The use of repurchase agreements involves certain risks. For example, if the seller defaults on its obligation to repurchase the instruments acquired by a Portfolio at a time when their market value has declined, such Portfolio may incur a loss. If the seller becomes insolvent or subject to liquidation or reorganization under bankruptcy or other laws, a court may determine that the instruments acquired by such Portfolio are collateral for a loan by such Portfolio and therefore are subject to sale by the trustee in bankruptcy. Finally, it is possible that a Portfolio may not be able to substantiate its interest in the instruments it acquires. While the Trustees of the Portfolio Trust acknowledge these risks, it is expected that they can be controlled through careful documentation and monitoring.

Illiquid Securities

         No Portfolio may invest more than 10% of the value of its net assets in securities that at the time of purchase have legal or contractual restrictions on resale or are otherwise "illiquid". The Investment Adviser will monitor the amount of illiquid securities in each Portfolio's portfolio, to ensure compliance with such Portfolio's investment restrictions.

         Historically, illiquid securities have included securities subject to contractual or legal restrictions on resale because they have not been registered under the Securities Act of 1933, as amended (the "1933 Act"), securities which are otherwise not readily marketable and repurchase agreements having a maturity of longer than seven days. Securities which have not been registered under the 1933 Act are referred to as private placement or restricted securities and are purchased directly from the issuer or in the secondary market. Mutual funds do not typically hold a significant amount of these restricted or other illiquid securities because of the potential for delays on resale and uncertainty in valuation. Limitations on resale may have an adverse effect on the marketability of portfolio securities and the Portfolio might be unable to dispose of restricted or other illiquid securities promptly or at reasonable prices and might thereby experience difficulty in satisfying redemption requests within seven days. The Portfolio might also have to register such restricted securities in order to dispose of them, resulting in additional expense and delay. Adverse market conditions could impede such a public offering of securities.


         In recent years, however, a large institutional market has developed for certain securities that are not registered under the 1933 Act, including repurchase agreements, commercial paper, foreign securities, municipal securities and corporate bonds and notes. All of the Portfolios may buy or sell restricted securities in accordance with Rule 144A under the 1933 Act ("Rule 144A Securities"). Securities may be resold pursuant to Rule 144A under certain circumstances only to qualified institutional buyers as defined in the rule, and the markets and trading practices for such securities are relatively new and still developing; depending on the development of such markets, such Rule 144A Securities may be deemed to be liquid as determined by or in accordance with methods adopted by the Trustees of the Portfolio Trust. In all other cases, however, securities subject to restrictions on resale will be deemed illiquid. The Investment Adviser will determine the liquidity of Rule 144A Securities under the supervision of the Portfolio Trust's Board of Trustees using various factors such as (1) the frequency of trades and quotations, (2) the number of dealers and prospective purchasers in the marketplace, (3) dealer undertakings to make a market, (4) the nature of the security (including any demand or tender features) and (5) the likelihood of continued marketability and credit quality of the issuer. If they have a remaining maturity of more than seven days, time deposits and repurchase agreements will be considered to be illiquid securities.

         Investments in Rule 144A Securities could have the effect of increasing the level of the relevant Portfolio's illiquidity to the extent that qualified institutional buyers become, for a time, disinterested in purchasing such securities. Also, the relevant Portfolio may be adversely impacted by the possible illiquidity and subjective valuation of such securities in the absence of a market for them.

Concentration in Obligations of Qualifying Banks

         Under normal market conditions, more than 25% of the total assets of each Portfolio will be invested in obligations of Qualifying Banks as set forth in Part A.

         Obligations of non-U.S. branches of U.S. banks and of non-U.S. banks, such as certificates of deposit and time deposits, may be general obligations of the parent banks in addition to the issuing branch, or may be limited by the terms of a specific obligation and governmental regulation. Such obligations are subject to different risks than are those of domestic U.S. banks or U.S. branches of non-U.S. banks. These risks include foreign economic and political developments, foreign governmental restrictions that may adversely affect payment of principal and interest on the obligations, foreign exchange controls and foreign withholding and other taxes on interest income. Non-U.S. branches of U.S. banks are not necessarily subject to the same or similar regulatory requirements that apply to U.S. banks such as mandatory reserve requirements, loan limitations, and accounting, auditing and financial recordkeeping requirements. In addition, less information may be publicly available about a non-U.S. branch of a U.S. bank or about a non-U.S. bank than about a U.S. bank.

Investing in Non-U.S. Securities

         Each of the Portfolios may invest in non-U.S. securities. Non-U.S. securities markets generally are not as developed or as efficient as those in the United States. Securities of some foreign issuers are less liquid and more volatile than securities of comparable U.S. issuers. Similarly, volume and liquidity in most foreign securities markets are less than in the United States and, at times, volatility of prices can be greater than in the United States. In addition, there may be less publicly available information about a non-U.S. issuer, and non-U.S. issuers are not generally subject to uniform accounting and financial reporting standards, practices and requirements comparable to those applicable to U.S. issuers.

         The value of securities purchased with and payable in one Designated Currency will be affected favorably or unfavorably relative to other currencies by changes in currency exchange rates and exchange control regulations. Furthermore, some of the securities may be subject to foreign transaction taxes which could have the effect of increasing the cost of such investments and which would reduce the realized gain or increase the realized loss on such securities at the time of sale. Transaction costs and custodial expenses for a portfolio of non-U.S. securities generally are higher than for a portfolio of U.S. securities. Interest payments from certain foreign securities may be subject to foreign withholding taxes on interest income payable on the securities.

         U.S. Government policies have in the past, through taxation and other restrictions, discouraged certain investments abroad by U.S. investors. While no material restrictions of that type are currently in effect, they could be reinstituted. In an extreme case, restrictions of that type could require the liquidation of a Portfolio (other than the U.S. Dollar Portfolio).

Floating Rate and Variable Rate Demand Notes

         Each Portfolio may purchase floating rate and variable rate demand notes and bonds. These securities may have a stated maturity in excess of one year, but permit a holder to demand payment of principal plus accrued interest upon a specified number of days notice. Frequently, such obligations are secured by letters of credit or other credit support arrangements provided by banks. The issuer has a corresponding right, after a given period, to prepay in its discretion the outstanding principal of the obligation plus accrued interest upon a specific number of days notice to the holders. The interest rate of a floating rate instrument may be based on a known lending rate, such as a bank's prime rate, and is reset whenever such rate is adjusted. The interest rate on a variable rate demand note is reset at specified intervals at a market rate.

Investing in Supranational Organizations

         The supranational organizations in which each Portfolio may invest include, without limitation, the organizations listed below:

         The International Bank for Reconstruction and Development (the "World Bank"), which was established in 1945, is an international institution having as members a large portion of the world's sovereign governments. The principal purposes of the World Bank are: (i) to assist in the reconstruction and development of its member countries by facilitating the investment of capital for productive purposes, thereby promoting the long-range growth of international trade and the improvement of standards of living; (ii) to promote private foreign investment by guarantees of and participation in loans and other investments made by private investors; and (iii) when private capital is not available on reasonable terms, to make loans for productive purposes out of its own resources or funds borrowed by it.

         The Inter-American Development Bank, which became effective in 1959, has a membership comprised primarily of sovereign governments located in the western hemisphere as well as a number of countries from outside that region. The principal purposes of the Bank are: (i) to promote the investment of public and private capital for development purposes in the Americas; (ii) to utilize its own capital, funds raised by it in financial markets, and other available resources, for financing development of member countries, giving priority to those loans and guarantees that will contribute most effectively to their economic growth; (iii) to encourage private investment in projects, enterprises, and activities contributing to economic development and to supplement private investment when private capital is not available on reasonable terms and conditions; (iv) to cooperate with member countries to orient their development policies toward a better utilization of their resources, in a manner consistent with objectives of making their economics more complimentary, and of fostering orderly growth of their foreign trade; and (v) to provide technical assistance for preparation, financing and implementation of development plans and projects, including the study of priorities and the formulation of specific project proposals.

         The Asian Development Bank was established in 1965 and has a membership comprised primarily of sovereign governments located in Asia, as well as a number of nations outside the region. The purposes of the Bank are: (i) to encourage regional economic cooperation in the Asian and Pacific region and (ii) to encourage economic growth of its developing members by lending funds, promoting investment and providing technical assistance with special regard to the needs of smaller or less developed countries.

         The European Bank for Reconstruction and Development was established in 1991 and has a membership comprised primarily of sovereign governments, the European Union and the European Investment Bank. The purpose of the Bank is to provide project specific direct financing to foster the economic and democratic transition process and to promote private and entrepreneurial initiatives in those countries through the provision of loans, equity investments, guarantees and technical cooperation.

ITEM 13.  MANAGEMENT OF THE FUND.

TRUSTEES AND OFFICERS OF THE PORTFOLIO TRUST

        Each Portfolio is a separate investment series of the Portfolio Trust, which is a Delaware business trust under the terms of the Master Trust Agreement establishing the Portfolio Trust, which is governed by the laws of Delaware. Under the terms of the Portfolio Trust's Declaration of Trust, the affairs of the Portfolio are managed under the supervision of the Trustees of the Portfolio Trust.

        The Boards of Trustees of the Portfolio Trust establish the Portfolio Trust's policies and supervise and review the operations and management of the Portfolio Trust. The day-to-day operations of the Portfolio Trust are administered by officers elected by the Board of Trustees. A majority of the Trustees who are not "interested persons" (as defined in the 1940 Act) of the Portfolio Trust, as the case may be, have adopted written procedures reasonably appropriate to deal with potential conflicts of interest arising from the fact that the same individuals are Trustees of the Trust and of the Portfolio Trust, up to and including creating separate Boards of Trustees.


         The Trustees and executive officers of the Portfolio Trust, together with information as to their principal business occupations during the last five years, are shown below. All executive officers of the Portfolio Trust are affiliates of Rothschild International Asset Management Limited, the Portfolios' Investment Adviser (the "Investment Adviser"). Each Trustee who is an "interested person" (as defined in the 1940 Act) of the Portfolio Trust is indicated by an asterisk. Certain officers and members of the Board of Trustees of the Portfolio Trust are not residents of the United States. Virtually all or a substantial portion of the assets of such persons are located outside of the United States. It may not be possible for shareholders to effect service of process within the United States upon such persons or to enforce in courts inside or outside the United States judgements obtained against such persons in courts in jurisdictions outside the United States, in each case, in any action, including actions predicated upon the civil liability provisions of the United States securities laws. In addition, it may be difficult for shareholders to enforce, in original actions brought in courts in jurisdictions outside the United States, liabilities predicated solely upon the United States securities laws.

                                                       PRINCIPAL
                                                       OCCUPATION
NAME, ADDRESS AND             POSITION HELD            DURING PAST
DATE OF BIRTH                 WITH TRUST               5 YEARS
-------------                 ----------               -------

Peter B. Collacott*           President and Trustee
State Street Global Advisors                           Director of Product
United Kingdom, Ltd.                                   Development, State Street
Almack House                                           Global Advisors
28 King Street                                         United Kingdom, Ltd.,
London SW1 Y6QW U.K.                                   Managing Director,
Born June 19, 1944                                     Rothschild, Asset
                                                       Management Limited;
                                                       Director, International
                                                       Biotechnology Trust.

Alan T. Jeffers               Trustee                  Private Investor;
51 Clearwater Cove                                     Consultant to Rothschild
Old Dunleary Road                                      Asset Management Limited
Dun Laoghaire,                                         from 1986 to September 1996;
County Dublin, Ireland                                 Chairman, Dipcot Holdings Ltd.;
Born August 17, 1938                                   Chairman, Danfay Ltd; Director,
                                                       Hibernian Group Plc; Founder and
                                                       Director, Banking Automation Ltd.;
                                                       Chairman, Provita Europe Ltd.; Chairman,
                                                       Biotrin Holdings Ltd.; Chairman,
                                                       Capteur Sensors & Analysers Limited.

Bryan J. Walsh                Trustee                  President and Managing
11 Lower Tuckahoe Road West                            Director of Salisbury
Richmond, Virginia                                     Research 1991-date.
23233-6129 U.S.A.
Born November 6, 1944

Roger M. Kubarych             Trustee                  General Manager - Henry
65 East 55th Street                                    Kaufman & Company Inc.
New York, NY  10022                                    overseeing the firm's
Born November 19, 1944                                 international money
                                                       management activities and
                                                       financial and economic
                                                       consulting services.


Patrick J. Riley               Trustee                 Partner - Riley,
21 Custom House                                        Burke & Donahue
Boston, MA 02110                                       (law firm).
Born November 30, 1948

Bruce D. Taber                 Trustee                 Computer Simulation
26 Round Top Road                                      Consultant, General Electric
Boxford, MA 01921                                      Industrial Controls; prior to
Born April 25, 1943                                    that, President, A.B. Reed,
                                                       Inc. - Engineers, Architects,
                                                       Planners; prior to that, Vice
                                                       President, Instrumentation
                                                       and Controls, A.B. Reed,
                                                       Inc.

Henry W. Todd                  Trustee                 President and Director,
111 Commerce Drive                                     Zink & Triest Co., Inc.
Montgomeryville, PA 18936                              (dealer in vanilla flavor
Born May 4, 1947                                       materials); Director, A.M.
                                                       Todd Co., and Flavorite
                                                       Laboratories.


Tony Mercure                  Vice President           Director of Client Services,
BISYS Fund Services, Inc.                              BISYS Fund Services, Inc.
3435 Stelzer Road                                      and has served in a variety
Columbus, OH  43219                                    of positions within
                                                       BISYS Fund Services, Inc.
                                                       since 1991.


Adrian Waters                 Treasurer                Managing Director,
BISYS Fund Services                                    BISYS Fund Services (Ireland) LTD.,
(Ireland) Limited                                      Manager, Price Waterhouse,
Floor 2, Block C                                       1989 - May 1993.
Balisbridge,
Shelburne Road
Dublin 4 Ireland


Charles L. Booth              Vice President           Vice President, BISYS Fund Services, Inc.
BISYS Fund Services, Inc.     and Secretary            and has served in a
3435 Stelzer Road                                      variety of positions within
Columbus, OH  43219                                    BISYS Fund Services, Inc.
                                                       since 1991.

William J. Tomko              Vice President           Senior Vice President,
BISYS Fund Services, Inc.                              BISYS Fund Services, Inc.
3435 Stelzer Road                                      and has served in a
Columbus, OH  43219                                    variety of positions within
                                                       BISYS Fund Services, Inc.
                                                       since 1991.


Alaina Metz                   Assistant Secretary      Chief Administrator,
BISYS Fund Services, Inc.                              Administrative and Regulatory Services,
3435 Stelzer Road                                      BISYS Fund Services, Inc.
Columbus, OH  43219                                    June 1995 to present; Supervisor,
                                                       Mutual Fund Legal Department,
                                                       Alliance Capital Management,
                                                       May 1989 to June 1995.


Catherine Brady               Assistant Treasurer      Accounting Services Manager,
BISYS Fund Services                                    BISYS Fund Services (Ireland) LTD.,
(Ireland) Limited                                      March 1994 to present;
Floor 2, Block C                                       Supervisor, Price Waterhouse,
Balisbridge,                                           1990 to March 1994.
Shelburne Road
Dublin 4 Ireland


COMPENSATION OF TRUSTEES AND OFFICERS

         The Portfolio Trust pays no compensation to the Trustees of the Portfolio Trust affiliated with the Adviser or to the Portfolio Trust's officers.


        The following is the compensation paid to the Portfolio Trust's Trustees for the period ending December 31, 1998.


--------------------------------------------------------------------------------

                       Aggregate           Aggregate            Aggregate               Aggregate           Total
                     Compensation        Compensation          Compensation           Compensation       Compensation
Name of                from U.S.          from Pound         from Deutschemark        from Canadian       from Fund
 Trustee           Dollar Portfolio   Sterling Portfolio         Portfolio           Dollar Portfolio    Complex (a)(b)
 -------           ----------------   ------------------         ---------           ----------------    --------------

Bryan J. Walsh          $12,000             $12,000               $3,000                $3,000             $30,000

Roger M. Kubarych       $10,000             $10,000               $2,500                $2,500             $25,000

Alan T. Jeffers         $10,000             $10,000               $2,500                $2,500             $25,000

Patrick J, Riley        $10,000             $10,000               $2,500                $2,500             $25,000

Bruce D. Taber          $10,000             $10,000               $2,500                $2,500             $25,000

Henry W. Todd           $10,000             $10,000               $2,500                $2,500             $25,000

Peter B. Collacott      $     0             $     0               $    0                $    0             $     0

--------------------------------------------------------------------------------


(a) Currently the U.S. Dollar Fund, the Pound Sterling Fund, the Euro Fund and the Canadian Dollar Fund of SSgA International Liquidity Fund (the "Trust") and their corresponding Portfolios in the Portfolio Trust are the only funds in the fund complex. No other compensation, including pension or other retirement benefits, is paid to the Trustees by the fund complex. The Trustees receive no compensation for their service as Trustees of the Trust.


(b) Trustees fees are allocated among the Portfolios in proportion to their respective net asset values. The allocation shown reflects the relative net asset values of the Portfolios for the period ending December 31, 1998.

ITEM 14.  CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.


As of the close of business on April 7, 1999, SSgA Cash Management Fund Plc, an Irish umbrella company consisting of classes of shares of beneficial interest categorized as sub-funds corresponding to the portfolios (the "Irish Funds"), and SSgA International Liquidity Fund, a Delaware business trust consisting of classes of shares of beneficial interest categorized as sub-trusts corresponding to the Portfolios, (the "U.S. Fund"), each owned more than 25% of the outstanding interests of the Portfolios and were the sole shareholders of the Portfolios. Because each Irish Fund and U.S. Fund controls its corresponding Portfolio, it may take certain actions with respect that Portfolio without the approval of any other shareholder.

         As of April 1, 1999, the Trustees and officers of the Portfolio Trust as a group owned less than 1% of the outstanding shares of any Portfolio.


         Each Fund has informed the Portfolio Trust that whenever it is requested to vote on matters pertaining to the fundamental policies of its corresponding Portfolio, the relevant Fund will hold a meeting of shareholders and will cast its votes as instructed by such Fund's shareholders. It is anticipated that other registered investment companies investing in the Portfolios will follow the same or a similar practice.

ITEM 15.  INVESTMENT ADVISORY AND OTHER SERVICES.

Investment Adviser of the Portfolio Trust

         State Street Bank and Trust Company ("State Street" or the "Investment Adviser"), 225 Franklin Street, Boston, MA 02110, through its division State Street Global Advisors, furnishes investment services to the Portfolios in which the Funds invest all their investable assets and manages the Portfolios' investments subject to the supervision of the Trustees of the Portfolio Trust pursuant to an agreement dated September 22, 1998 (the "Advisory Agreement"). The Investment Adviser is a wholly owned subsidiary of State Street Corporation, a bank holding company.

         In consideration for its services to the Portfolios, the Portfolio Trust has agreed to pay the Investment Adviser an annual advisory fee with respect to each Portfolio. The advisory fee for each Portfolio is calculated daily and payable monthly at an annual rate of up to .25% of average daily net assets. The Investment Adviser has currently agreed to limit each Fund's total expenses to 0.50% of average daily net assets. This limitation is in effect through December 31, 1999. After that date, the Investment Adviser may revise or eliminate the limitation at any time without notice. Beginning with the second anniversary of its inception, the Advisory Agreement will continue from year to year with respect to a Portfolio provided that a majority of the Trustees who are not interested persons of the Portfolio Trust and either a majority of all Trustees or a majority of the shareholders of the Portfolio approve its continuance. The Advisory Agreement with respect to a Portfolio may be terminated by the Investment Adviser or the Portfolio without penalty upon sixty days' notice and will terminate automatically upon its assignment.



         From the U.S. Dollar Portfolio's inception through September 22, 1998, Rothschild International Asset Management Limited ("RIAM") served as the Portfolios' Investment Adviser for which RIAM was entitled to a fee at an annual rate of .20% of the Portfolio's average daily net assets. For the period March 26, 1997 through December 31, 1997, RIAM waived its entire fee for the U.S. Dollar Portfolio; without such waiver, such fees would have been $60,474.

         For the period from January 1, 1998 to September 22, 1998 RIAM waived its fees of $71,832 and [Pound]119,327 in the U.S. Dollar and Pound Sterling Portfolios respectively, and State Street Bank and Trust Company waived its fees of $12,843 and [Pound]49,520 in the U.S. Dollar and Pound Sterling Portfolios respectively for the period from September 23, 1998 to December 31, 1998.



         Pursuant to the Investment Advisory Agreement, the Portfolios bear expenses of their operations other than those incurred by the Investment Adviser pursuant to the Investment Advisory Agreement. Among other expenses, the Portfolios will pay share pricing expenses; custodian fees and expenses; administration fees; legal and auditing fees and expenses, expenses of investor reports to be provided to existing shareholders; registration and reporting fees and expenses; and Trustees' fees and expenses.

         On September 22, 1998, State Street succeeded RIAM as the Portfolios' Investment Adviser. For the period September 22, 1998 to November 30, 1998, RIAM served as sub-adviser to the Portfolios pursuant to a Sub-Advisory Agreement between State Street and RIAM and managed the Portfolios' investments and affairs subject to the supervision of the Trustees of the Portfolio Trust and of the Investment Adviser. RIAM is a British corporation which was organized in 1975 and is a registered investment adviser under the U.S. Investment Advisers Act of 1940, as amended. RIAM is an indirect, subsidiary of Rothschild Concordia AG of Zug, Switzerland, a holding company whose subsidiaries manage approximately $28.5 billion in asset, spread across equities, bond and currencies. For the services provided by RIAM under the Sub-Advisory Agreement, State Street paid RIAM an advisory fee with respect to each Portfolio payable monthly at an annual rate of .05% of the Portfolio's average daily net assets.

         The Glass-Steagall Act prohibits a depository state chartered member bank such as the Investment Adviser from engaging in the business of issuing, underwriting, selling or distributing certain securities. Any activities of the Investment Adviser in informing its customers of the Funds, performing investment and redemption services and providing custodian, transfer, shareholder servicing, dividend disbursing and investment advisory services must be evaluated under these provisions. The Investment Adviser has been advised by its counsel that its activities in connection with the Fund are consistent with its statutory and regulatory obligations. The Funds' shares are not endorsed or guaranteed by State Street or its affiliates, are not deposits or obligations of State Street or its affiliates, and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, and have investment risks, including possible loss of principal.

         Changes in federal or state statutes and regulations relating to the permissible activities of banks and their affiliates, as well as judicial or administrative decisions or interpretations of such or future statutes and regulations, could prevent the Investment Adviser from continuing to perform all or a part of the above services for its customers and/or the Portfolio Trust. If the Investment Adviser were prohibited from serving the Portfolio Trust in any of its present capacities, the Board of Trustees of the Portfolio Trust would seek an alternative provider(s) of such services. In such event, changes in the operation of the Portfolio Trust may occur. It is not expected by the Investment Adviser that existing shareholders would suffer any adverse financial consequences (if another advisor with equivalent abilities is found) as a result of any of these occurrences.

Sub-Adviser


         Effective February 1, 1999, the Investment Adviser has entered into a sub-advisory agreement with respect to the Portfolios (the "Sub-Advisory Agreement") with State Street Global Advisors United Kingdom Limited (the "Sub-Adviser"), which is also a wholly-owned indirect subsidiary of State Street. Under the terms of the agreement, the Sub-Adviser will continuously furnish an investment program for the Portfolios, will make investment decisions for each Portfolio and place all orders for the purchase and sale of portfolio securities and all other instruments. The activities of the Sub-Adviser are subject to the supervision and control of the Trustees of the Portfolio Trust and the Investment Adviser.

         The initial term of the Sub-Advisory Agreement is two years from its inception. Beginning with the second anniversary of its inception, the Sub-Advisory Agreement will continue from year to year with respect to each Portfolio provided that its continuance is approved in the same manner as for the Advisory Agreement. Each Portfolio, the Investment Adviser and the Sub-Adviser may terminate the Sub-Advisory Agreement with respect to that Portfolio without penalty upon sixty days notice to the other parties.

         For its services under the Sub-Advisory Agreement, the Sub-Adviser receives from the Investment Adviser one half of the net fee paid to the Investment Adviser with respect to the Portfolios pursuant to the Advisory Agreement.

ADMINISTRATOR OF THE PORTFOLIO



         BISYS Fund Services Limited Partnership, 3435 Stelzer Road, Columbus, OH 43219-3035 serves as the administrator to the Portfolios (the
"Administrator").

         The Administrator provides the Portfolio Trust with office space for managing its affairs and with certain clerical services and facilities. For the services provided by the Administrator, each Portfolio pays an annual fee to the Administrator, computer daily and payable monthly, based ont he Portfolio's average daily net assets as follows:


                  Asset size*                                         Fee Rate
                  -----------                                         --------
                  Up to 500 million                                    0.05%
                  In excess of 500 million up to 1 billion             0.04%
                  In excess of 1 billion                               0.03%

*                 In the Portfolio's designated currency.




TRANSFER AND DIVIDEND PAYING AGENT

         BISYS Fund Services, Inc., 3435 Stelzer Road, Columbus, OH 43219 serves as the Portfolio Trust's transfer and dividend paying agent.


CUSTODIAN

         The Chase Manhattan Bank, 4 Chase Metrotech Center, Brooklyn, NY serves as custodian of all cash and securities of the Portfolios.

INDEPENDENT ACCOUNTANTS

         PricewaterhouseCoopers LLP, One Post Office Square, Boston, MA 02109, serves as independent accountants for the Portfolio Trust and will audit each Portfolio's financial statements annually.



ITEM 16.  BROKERAGE ALLOCATION AND OTHER PRACTICES.


         Portfolio securities are ordinarily purchased directly from the issuer or from an underwriter or a market maker for the securities. Usually no brokerage commissions are paid by any Portfolio for such purchases. Purchases from underwriters of Portfolio securities include a concession paid by the issuer to the underwriter and the purchase price paid to market makers for the securities may include the spread between the bid and asked price.

         A Portfolio may not always pay the lowest commission or spread available. Rather, in determining the amount of commission paid in connection with Portfolio transactions, the Investment Adviser takes into account such factors as size of the order, difficulty of execution, efficiency of the executing broker's facilities (including the services described below) and any risk assumed by the executing broker. The Investment Adviser may also take into account payments made by brokers effecting transactions with or for a Portfolio
(i) to the Portfolio or (ii) to other persons on behalf of the Portfolio for services provided to it for which it would be obligated to pay.

         Investment decisions for the Portfolios will be made independently from those for any other account or investment company that is or may in the future become managed by the Investment Adviser or its affiliates. If, however, a Portfolio and other investment companies or accounts managed by the Investment Adviser are contemporaneously engaged in the purchase or sale of the same security, the transactions may be averaged as to price and allocated equitably to each account. In some cases, this policy might adversely affect the price paid or received by a Portfolio or the size of the position obtainable for the Portfolio. In addition, when purchases or sales of the same security for a Portfolio and for other investment companies and accounts managed by the Investment Adviser occur contemporaneously, the purchase or sale orders may be aggregated in order to obtain any price advantages available to large denomination purchases or sales.

         No Portfolio transactions are executed with the Investment Adviser or any of its affiliates.


ITEM 17.  CAPITAL STOCK AND OTHER SECURITIES.

         The Portfolios are series of the International Currency Fund, an open-end management investment company registered under the 1940 Act (the "Portfolio Trust"). The Portfolio Trust was organized as a business trust under the laws of the state of Delaware on August 13, 1996.

         Under the Portfolio Trust's Declaration of Trust, the Trustees are authorized to issue beneficial interests in separate series of the Portfolio Trust. Each investor is entitled to a vote in proportion to the amount of its investment in a Portfolio. Investments in the Portfolios may not be transferred, but an investor may withdraw all or any portion of his investment at any time at net asset value. Investors in the Portfolios will not be liable for the obligations of the Portfolios although they will bear the risk of loss of their entire respective interests in the Portfolios in which they invest. However, there is a risk that interest-holders in the Portfolios may be held personally liable as partners for the Portfolios obligations. Because the Portfolio Trust's Declaration of Trust disclaims interest-holder liability and provides for indemnification against such liability, the risk of an investor in the Portfolios incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance existed and a Portfolio itself was unable to meet its obligations.

         Each Portfolio intends to pay redemption proceeds in cash for all interests redeemed, but, under certain conditions, each Portfolio may make payment wholly or partly in portfolio securities. In addition, the Portfolio Trust has elected to be governed by the provisions of Rule 18f-1 under the 1940 Act which limits each Portfolio's obligation to make cash redemption payments to any investor during any 90 day period to the lesser of $250,000 or 1% of such Portfolio's net asset value at the beginning of such period.

         The Portfolio Trust reserves the right to create and issue any number of series, in which case investments in each series would participate equally in earnings and assets of the particular series. Currently, the Portfolio Trust has four series: the U.S. Dollar Portfolio, the Pound Sterling Portfolio, the Deutschemark Portfolio and the Canadian Dollar Portfolio.

         Investments in the Portfolios have no pre-emptive or conversion rights and are fully paid and non-assessable, except as set forth above. The Portfolio Trust is not required and has no current intention to hold annual meetings of investors, but the Portfolio Trust will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote. Changes in fundamental policies will be submitted to investors for approval. Investors have under certain circumstances (e.g. upon application and submission of certain specified documents to the Trustees by a specified percentage of the aggregate value of the Portfolio Trust's outstanding interests) the right to communicate with other investors in connection with requesting a meeting of investors for the purpose of removing one or more Trustees. Investors also have the right to remove one or more Trustees without a meeting by a declaration in writing by a specified number of investors. Upon liquidation of a Portfolio, investors in that Portfolio would be entitled to share pro rata in the net assets of the Portfolio available for distribution to investors.

         Each holder in a Portfolio is entitled to a vote in proportion to its percentage interest in the Portfolio.

ITEM 18.  PURCHASE, REDEMPTION AND PRICING OF SHARES.

         Beneficial interests in the Portfolios are issued solely in transactions that are exempt from registration under the Securities Act of 1933. See "General Description of Registrant," "Purchase of Securities Being Offered" and "Redemption" in Part A.

         The net asset value of the Portfolios is determined by the Administrator (as agent for the Portfolios). The Portfolios will only price their respective shares or interests on Trust Business Days (as defined in Part
A). The valuation of the instruments a Portfolio holds at amortized cost is permitted in accordance with Rule 2a-7 and certain procedures established by the Trustees of the Portfolio Trust thereunder and pursuant to "no-action" letters from the Division of Investment Management of the Securities and Exchange Commission.


         The amortized cost of an instrument is determined by valuing it at cost originally and thereafter accreting any discount or amortizing any premium from its face value at a constant rate until maturity, regardless of the effect of fluctuating interest rates on the market value of the instrument. Although the amortized cost method provides certainty in valuation, it may result at times in determinations of value that are higher or lower than the price the Portfolios would receive if the instruments were sold. Consequently, changes in the market value of instruments held by the Portfolios during periods of rising or falling interest rates will not be reflected either in the computation of net asset value of the Portfolios or in the daily computation of its net investment income.


         The procedures of the Portfolios are designed to facilitate, to the extent reasonably possible, the maintenance of the price per share of registered investment companies and other collective investment vehicles that invest in the Portfolios, as computed for the purpose of the distribution and redemption of shares, at $1.00 in the case of an investor investing in the U.S. Dollar Portfolio, at (pound)1.00 in the case of an investor investing in the Pound Sterling Portfolio, at E 1.00 in the case of an investor investing in the Euro Portfolio and at C$1.00 in the case of an investor investing in the Canadian Dollar Fund (the "Stabilized Prices"). These procedures include review of the Portfolios' holdings by the Trustees of the Portfolio Trust and Trust, at such intervals as they may deem appropriate, to determine whether the Portfolios' net asset values calculated by using readily available market quotations deviates from the valuation based on amortized cost, and, if so, whether such deviation may result in material dilution or is otherwise unfair to existing interest holders. In the event the Trustees of the Portfolio Trust and Trust determine that such a deviation exists, they will take such corrective action as they consider to be necessary or appropriate, which action could include the sale of instruments held by the Portfolios prior to maturity (to realize capital gains or loses); the shortening of average portfolio maturity; withholding dividends; redemption of shares in kind; or establishing a net asset value per share by using readily available market quotations. Shareholders of a Portfolio would be notified of a decision by the Board of Trustees to discontinue the use of the amortized cost method with respect to such Portfolio. The form of notification would depend on the context of such a decision and could include, for example, the mailing of written notifications and/or the issuance of a press release.


         Since the net investment incomes of each entity investing in a Portfolio is declared as a dividend each time such income is determined, the net asset value per share of each entity investing in a Portfolio remains at its respective Stabilized Price immediately after such determination and dividend declaration. It is expected that each such investing entity's net investment income will be positive each time it is determined. However, if because of realized losses on sales of portfolio investments, a sudden rise in interest rates, default by an issuer of a portfolio security, or for any other reason the net investment income of each Portfolio determined at any time is a negative amount, such Portfolio will offset such amount allocable to each then interest holder's account from dividends accrued with respect to such account. If at the time of payment of a dividend (either at the regular dividend payment date, or, in the case of an interest holder who is withdrawing all or substantially all of its interest in an account, at the time of redemption), such negative amount exceeds an interest holder's accrued dividends, the relevant Portfolio will reduce the interest by treating the interest holder as having contributed to the capital of that Portfolio that amount of its interest which represents the amount of the excess. Each shareholder is deemed to have agreed to such contribution in these circumstances by his or her investment in the relevant entity investing in such Portfolio.

         Should the Portfolios incur or anticipate any unusual or unexpected significant expense, loss or depreciation which would affect disproportionately their investors' net investment income for a particular period, the Trustees of the Portfolio Trust would at that time consider whether to adhere to its daily dividend policy or to revise it in the light of the then prevailing circumstances. Such expenses, losses or depreciation may nevertheless result in a shareholder's receiving no dividends for the period during which the shares are held and in receiving upon redemption a price per share lower than the purchase price of such shares.

         Each Portfolio intends to pay redemption proceeds in cash for all interests redeemed but, under certain conditions, each Portfolio may make payment wholly or partly in portfolio securities. Each Portfolio will select such securities in a manner it considers equitable, regardless of which securities were deposited by the investor or the composition of such Portfolio's portfolio at the time of the redemption in-kind. Portfolio securities paid upon withdrawal or reduction of an interest-holder's investment in such Portfolio will be valued at their then current market value. The Portfolio Trust has elected to be governed by the provisions of Rule 18f-1 under the 1940 Act which limits each Portfolio's obligation to make cash redemption payments to any investor during any 90 day period to the lesser of $250,000 or 1% of such Portfolio's net asset value at the beginning of such period. An investor may incur brokerage costs in converting portfolio securities received upon redemption to cash. Each Portfolio intends not to redeem an investor's interest in-kind except in circumstances in which the particular investor is permitted to redeem in-kind or in the event that the particular investor completely withdraws its interest in the such Portfolio.


ITEM 19.  TAXATION OF THE PORTFOLIOS.
         The Portfolio Trust is organized as a business trust under Delaware law. Under the Portfolio Trust's current method of operation as a partnership, no Portfolio will be subject to any income tax. However, each investor in a Portfolio will be taxable on its share (as determined in accordance with the governing instruments of the Portfolio Trust) of such Portfolio's ordinary income and capital gain in determining its income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder.


         The Portfolio Trust's taxable year-end is the last day of December. Although the Portfolio Trust will not be subject to Federal income tax, it will file appropriate federal income tax returns.


         Each Portfolio's assets, income and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invested all of its investable assets in the Portfolio. Investors are advised to consult their own tax advisors as to the tax consequences of an investment in a Portfolio.

ITEM 20.  UNDERWRITERS.

         Not applicable.

ITEM 21.  CALCULATION OF PERFORMANCE DATA.

         Not applicable.

ITEM 22.  FINANCIAL STATEMENTS.

     The financial statements of the Portfolio Trust for the fiscal period ended December 31, 1998 are incorporated herein by reference to the annual report of the Portfolio Trust (File No. 811-07773) filed with the SEC on March 9, 1999.

                                     PART C
                                     ------

               To the Registration Statement of The International
                           Currency Fund (the "Trust")



Item 23.          Exhibits.
--------          ---------


         Exhibit No.                                 Description
         -----------                                 -----------


               A1 Amended and Restated Master Trust Agreement of the Trust incorporated by reference to Exhibit 1 to Pre-Effective Amendment No. 1 to this Registration Statement filed via EDGAR on November 25, 1996.

               A2                   Amendment No. 1 to the Master Trust
                                    Agreement.

               B By-Laws of the Trust incorporated by reference to Exhibit 2 to Pre-Effective Amendment No. 1 to this Registration Statement filed via EDGAR on November 25, 1996.


               C                    Not Applicable.


               D1                   Advisory Agreement between the
                                    International Currency Fund and State
                                    Street Bank and Trust Company incorporated by reference to Exhibit D1 to Post-Effective Amendment No. 4 to the Registration Statement of SSSA International Liquidity Fund on Form N-1A filed with the SEC via EDGAR on January 28, 1999.

               D2 Form of Sub-Advisory Agreement between State Street Bank and Trust Company and
                                    State Street Global Advisors United Kingdom
                                    Limited incorporated by reference to Exhibit
                                    D1 to Post-Effective Amendment No. 4 to the
                                    Registration Statement of SSSA International
                                    Liquidity Fund on Form N-1A filed with the SEC via EDGAR on January 28, 1999.

               E                    Not applicable.

       Exhibit No.                                   Description
       -----------                                   -----------

               F                    Not applicable.


               G Custody Agreement between the Trust and The Chase Manhattan Bank incorporated herein by reference to this Exhibit number in Amendment No. 2 to this Registration Statement (File No. 811-07773) filed February 4, 1997.

              H1 Administration Agreement between the Trust and BISYS Fund Services Ohio, Inc.

              H2 Fund Accounting Agreement between the Trust and BISYS Fund Services, Inc.

              H3 Transfer Agent Agreement between the Portfolio Trust and BISYS Fund Services, Inc.

              I                     Not applicable.

              J                     Not applicable.

              K                     Not applicable.


              L Purchase Agreement with respect to initial capital incorporated herein by reference to this Exhibit number in Amendment No. 2 to this Registration Statement (File
                                    No. 811-07773) filed February 4, 1997.


              M                     Not applicable.

              N                     Financial Data Schedules for the
                                    Portfolio Trust.


              O                     Not applicable.


Item 24.          Persons Controlled by or Under Common Control with the
                  Portfolio Trust.
                  -------------------------------------------------------

                  Not applicable.

Item 25.          Indemnification.
--------          ----------------


                  Under Article VIII of the Trust's Agreement and Declaration of the Trust, any present or former Trustee, Officer, agent or employee or person serving in such capacity with another entity at the request of the Trust ("Covered Person") shall be indemnified against all liabilities, including, but not limited to, amounts paid in satisfaction of judgments, in compromises or as fines or penalties, and expenses, including reasonable legal and accounting fees, in connection with the defense or disposition of any proceeding by or in the name of the Trust or any shareholder in his capacity as such if: (i) a favorable final decision on the merits is made by a court or administrative body; or (ii) a reasonable determination is made by a vote of the majority of a quorum of disinterested Trustees or by independent legal counsel that the Covered Person was not liable by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in his office ("Disabling Conduct"); or (iii) a determination is made to indemnify the Covered Person under procedures approved by the Board of Trustees which in the opinion of independent legal counsel are not inconsistent with the Investment Company Act of 1940. Said Article VI further provides that the Trust shall indemnify any Covered Person against any such liabilities and expenses incurred in connection with the defense or disposition of any other type of proceeding except with respect to any matter as to which the Covered Person shall have engaged in Disabling Conduct or shall have been finally adjudicated not to have acted in good faith and in the reasonable belief that such Covered Person's action was in or not opposed to the best interests of the Trust.



Item 26.          Business and Other Connections of Investment Adviser.
--------          -----------------------------------------------------


         The Investment Management Division of State Street Bank and Trust Company ("State Street") serves as adviser to the Registrant. State Street, a Massachusetts bank, currently manages large institutional accounts and collective investment funds. The business, profession, vocation or employment of a substantial nature which each director or officer of the investment adviser is or has been, at any time during the past two fiscal years, engaged for his own account or in the capacity of director, officer, employee, partner or trustee, is as follows:


NAME                     CAPACITY           BUSINESS NAME
                         WITH ADVISOR       AND ADDRESS*

Tenley E. Albright, MD   Director           Chairman, Western
                                            Resources, Inc.
                                            Commonwealth Avenue
                                            Boston, MA 02116-3134




I. MacAlister Booth      Director           Retired Chairman, President and
                                            CEO, Polaroid Corporation
                                            P.O. Box 428 - 68 Barnes Hill Road
                                            Concord, MA 01742

Marshall N. Carter       Chairman and CEO   State Street Bank and Trust Company
                                            225 Franklin Street - P.O. Box 351
                                            Boston, MA 02110




Truman S. Casner         Director           Partner, Ropes & Gray
                                            One International Place - 37th Floor
                                            Boston, MA 02110

Nader F. Darehshori      Director           Chairman, President and CEO,
                                            Houghton Mifflin Company
                                            222 Berkeley - 5th Floor
                                            Boston, MA 02116-3764

Arthur L. Goldstein      Director           Chairman and CEO, Ionics, Inc.
                                            65 Grove Street
                                            P.O. Box 9131
                                            Watertown, MA 02272-9131

David P. Gruber          Director           President and CEO,
                                            Wyman-Gordon Company
                                            244 Worchester Street
                                            N. Grafton, MA 01536-8001

Charles F. Kaye          Director           President, Transportation
                                            Investments Inc.
                                            101 Federal Street - Suite 1900
                                            Boston, MA 02110

John M. Kucharski        Director           Chairman and CEO, EG&G, Inc.
                                            45 William Street
                                            Wellesley, MA 02181

Charles R. LaMantia      Director           President and CEO, Arthur D. Little,
                                            Inc.
                                            25 Acorn Park
                                            Cambridge, MA 02140


David B. Perini          Director           Chairman and President, Perini
                                            Corporation
                                            73 Mt. Wayte Avenue
                                            Framingham, MA 01701

Dennis J. Picard         Director           Chairman and CEO, Raytheon Company
                                            141 Spring Street
                                            Lexington, MA 02173




David A. Spina           President and      State Street Corporation
                         Chief Operating    225 Franklin Street - P.O. Box 351
                         Officer            Boston, MA 02110

Diana Chapman Walsh      Director           President, Wellesley College
                                            106 Central Street
                                            Wellesley, MA 02181




        State Street Global Advisors Ltd. United Kingdom (ssgAUK), an indirect wholly-owned subsidiary of State Street, serves as sub-adviser to the Portfolios. SSgAUK currently manages investment portfolios for and advises pension funds, high net worth individuals and institutional and international investors. The business, profession, vocation or employment or a substantial nature which each executive director or officer of SSgAUK is or has been at anytime during the past two fiscal years, engaged for his own account or in the capacity of director, officer, employee, partner or trustee, as as follows:

        Name, Business and Address                      Capacity with SSGAUK
        ---------------------------                     ---------------------

Timothy B. Harbert                                      Executive Director
Executive Vice President
State Street Bank and Trust Company
225 Franklin Street
Boston,  MA  02110

John R. Serhant                                         Executive Director
Principal
State Street Global Advisors
225 Franklin Street
Boston, MA  02110


Nigel Wightman                                          Executive Director
Managing Director
State Street Global Advisors United Kingdom Limited
King Street Advisors Limited
almack House
28 King Street
London SWIY 6QW

Executive Director
State Street Bank Europe Limited
1 Royal Exchange Steps
Royal Exchange
London EC3V 3LE

Jean-Francois Schock                                    Executive Director
Executive Director
State Street Global Advisors United Kingdom Limited
Almack House
28 King Street
London SWIY 6QW

Alan Brown                                              Executive Director
Executive Director
State Street Global Advisors United Kingdom Limited
King Street Advisors Limited
Almack House
28 King Street
London SWIY 6QW

Executive Director
European Direct Capital Management
Plankengasse 4/4, A-1010
Vienna, Austria

Executive Director
Advanced International Technology
311 Park Place Blvd
Suite 250
Clearwater, florida   33759

Executive Director (until September 11, 1997)
State Street Unit Trust Management
One Canada Square
Canary Wharf
London

James Palmer                                            Executive Director
Sales Director
LCF Edmond de Rothschild Fund Management Limited
Orion House
5 Upper St Martins Lane
London

Sales Director (until May 1998)                        Executive Director
American Baltic Securities Fund Limited
c/o Hemisphere Management Limited
P O Box HM 951, Hamilton HM DX, Bermuda

Paul Duncombe                                          Executive Director

Kanesh Lakhani                                         Executive Director

Patrick Waller                                         Executive Director

Item 27.          Principal Underwriters.
--------          -----------------------

         (a) The shares of beneficial interest of the Trust are not publicly offered and therefore the Trust does not utilize the services of a distributor or principal underwriter.

         (b) Not applicable



         (c) Not applicable.



Item 28.          Location of Accounts and Records.
--------          ---------------------------------


                  The accounts and records of the Trust are maintained at the offices of the Trust at 3435 Stelzer Road, Columbus, OH 43219-3035.


Item 29.          Management Services.
--------          --------------------


                  Not applicable.


Item 30.          Undertakings.
--------          -------------


                  (a)      Not applicable.

                  (b)      Not applicable.

                  (c)      Not applicable.

                                   SIGNATURES



         Pursuant to the requirements of the Investment Company Act of 1940, the registrant has duly caused this Amendment to its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 28th day of April, 1999.




                                     INTERNATIONAL CURRENCY FUND


                                     By: /s/ Peter B. Collacott
                                        -----------------------------
                                        Peter B. Collacott, President

                                EXHIBIT INDEX


99a.2           Amendment No. 1 to the Master Trust Agreement

99h.1 Administration Agreement between the Portfolio Trust and BISYS Fund Services Ohio, Inc

99h.2 Fund Accounting Agreement between the Portfolio Trust and BISYS Fund Services, Inc.


27              Financial Data Schedule